Exhibit 4.6

AMENDMENT TO THE SHAREHOLDERS AGREEMENT

THIS AMENDMENT, dated as of April 23, 2004 (this “Amendment”), to the Shareholders Agreement dated as of December 6, 2002 (the “Shareholders Agreement”), is entered into among Seagate Technology (the “Company”), New SAC (“New SAC”), Silver Lake Technology Investors Cayman, L.P., Silver Lake Investors Cayman, L.P., Silver Lake Partners Cayman, L.P., (collectively, “Silver Lake”), SAC Investments, L.P. (“TPG”), August Capital III, L.P. (“August”), J.P. Morgan Partners (BHCA), L.P. (“J.P. Morgan”), GS Capital Partners III, L.P., GS Capital Partners III Offshore, L.P., Goldman, Sachs & Co. Verwaltungs GmbH, Stone Street Fund 2000 L.P., Bridge Street Special Opportunities Fund 2000, L.P. (collectively, “GS”), Staenberg Venture Partners II, L.P., Staenberg Seagate Partners, LLC (collectively, “Staenberg”), Integral Capital Partners V, L.P., Integral Capital Partners V Side Fund, L.P. (collectively, “Integral”) and the individuals listed on the signature pages hereto. Each of the entities listed above other than the Company and each of the individuals listed on the signature pages hereto are sometimes referred to individually as a “Shareholder” and together as the “Shareholders.”

RECITALS:

A. Each of the Shareholders is a party to the Shareholders Agreement which grants to the Shareholders certain rights, and imposes certain obligations, with respect to their ownership of shares of the Company.

B. Each of the Shareholders desires to amend the Shareholders Agreement to expand the size of the Board of Directors of the Company.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree that the Shareholders Agreement shall be amended as follows:

ARTICLE I.

Section 1. Board of Directors.

The second sentence of Section 4.1(a) of the Shareholders Agreement is hereby deleted in its entirety and replaced with the following: The Board shall be comprised of twelve members, consisting of three designees of Silver Lake (each a “Silver Lake Designee”), two designees of TPG (each a “TPG Designee”), one Management Director, five Additional Directors and the chief executive officer of the Company from time to time serving (the “Chief Executive Officer”).

Section 2. Actions by the Board of Directors.

The references to “eleven Directors” in the first sentence of Section 4.2(b) and the penultimate sentence of Section 4.2(b) shall be amended to refer to “twelve Directors”.

Section 3. References.

All references to “this Agreement” in the Shareholders Agreement shall mean the Shareholders Agreement as amended hereby.

Section 4. Definitions.

All capitalized terms not otherwise defined in this Amendment shall have the meanings set forth in the Shareholders Agreement.

Section 5. Governing Law.

This Agreement will be governed by, and construed in accordance with, the laws of the State of New York.

Section 6. Counterparts.

This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original and all of which together will be deemed to be one and the same instrument.

Section 7. No Other Amendments.

Except as expressly amended hereby, the terms and conditions of the Shareholders Agreement shall continue in full force and effect.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement or caused this Agreement to be executed on its behalf as of the date first written above.

SEAGATE TECHNOLOGY HOLDINGS

By:	/s/ William L. Hudson
Name:	William L. Hudson
Title:	Executive Vice President,
General Counsel and Secretary

NEW SAC

By:	/s/ William L. Hudson
Name:	William L. Hudson
Title:	Executive Vice President,
General Counsel and Secretary

SILVER LAKE TECHNOLOGY INVESTORS CAYMAN, L.P.

By:	Silver Lake (Offshore) AIV GP Ltd., its General Partner

By:	/s/ Alan K. Austin
Name:	Alan K. Austin
Title:	Director

SILVER LAKE INVESTORS CAYMAN, L.P.

By:	Silver Lake Technology Associates Cayman, L.P., its General Partner

By:	/s/ Alan K. Austin
Name:	Alan K. Austin
Title:	Director

SILVER LAKE PARTNERS CAYMAN, L.P.

By:	Silver Lake (Offshore) AIV GP Ltd., its General Partner

By:	/s/ Alan K. Austin
Name:	Alan K. Austin
Title:	Director

SAC INVESTMENTS, L.P.

By:	TPG SAC GenPar III, L.P., its General Partner

By:	TPG SAC Advisors III Corp., its General Partner

By:	/s/ Richard A. Ekleberry
Name:	Richard A. Ekleberry
Title:	Vice President

AUGUST CAPITAL III, L.P. for itself and as nominee for August Capital Strategic Partners III, L.P.
August Capital Founders Fund, L.P., and certain individuals thereof

By:	August Capital Management III, L.L.C., its General Partner

By:	/s/ David Marquardt
Name:	David Marquardt
Title:	Member

J.P. MORGAN PARTNERS (BHCA), L.P.

By:	JPMP MASTER FUND MANAGER, its General Partner

By:	JPMP CAPITAL CORP, its General Partner

By:	/s/ Buck French
Name:	Buck French
Title:	Managing Director

GS CAPITAL PARTNERS III, L.P.

By:	GS Advisors III, L.L.C., its General Partner

By:	/s/ Joseph H. Gleberman
Name:	Joseph H. Gleberman
Title:	Vice President

GS CAPITAL PARTNERS III OFFSHORE, L.P.

By:	GS Advisors III, L.L.C., its General Partner

By:	/s/ Joseph H. Gleberman
Name:	Joseph H. Gleberman
Title:	Vice President

GOLDMAN, SACHS & CO. VERWALTUNGS GmbH

By:	/s/ Richard A. Friedman
Name:	Richard A. Friedman
Title:	Managing Director

and

By:	/s/ Joseph H. Gleberman
Name:	Joseph H. Gleberman
Title:	Managing Director

STONE STREET FUND 2000 L.P.

By:	Stone Street 2000, L.L.C., its General Partner

By:	/s/ Joseph H. Gleberman
Name:	Joseph H. Gleberman
Title:	Vice President

BRIDGE STREET SPECIAL OPPORTUNITIES FUND 2000, L.P.

By:	Bridge Street Special Opportunities Fund 2000, L.L.C., its General Partner

By:	/s/ John E. Bowman
Name:	John E. Bowman
Title:	Vice President

STAENBERG VENTURE PARTNERS II, L.P.

By:	/s/ Jon Staenberg
Name:	Jon Staenberg
Title:	Managing Director

STAENBERG SEAGATE PARTNERS, LLC

By:	/s/ Jon Staenberg
Name:	Jon Staenberg
Title:	Managing Director

INTEGRAL CAPITAL PARTNERS V, L.P.

By:	Integral Capital Management V, LLC, its General Partner

By:	/s/ Pamela K. Hagenah
Name:	Pamela K. Hagenah
Title:	Manager

INTEGRAL CAPITAL PARTNERS V SIDE FUND, L.P.

By:	ICP Management V, LLC, its General Partner

By:	/s/ Pamela K. Hagenah
Name:	Pamela K. Hagenah
Title:	Manager

/s/ Stephen J. Luczo
Stephen J. Luczo

/s/ Charles C. Pope
Charles C. Pope

/s/ William D. Watkins
William D. Watkins